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                                                                   EXHIBIT 10.15

                             IN FOCUS SYSTEMS, INC.
                1997 EXECUTIVE BONUS PLAN - SENIOR VICE PRESIDENT

POLICY: It is In Focus Systems' policy to provide Corporate Senior Vice Presidents the opportunity for increased compensation based upon:
               1) In Focus Systems' overall achievement of Corporate profit goals, and 2) performance of each Senior Vice President against his individual goals/objectives.


GUIDELINES:    1.   Adoption of Plan

                    This Senior Vice President Bonus Plan (the "Plan") was adopted by the Board of Directors of In Focus Systems, Inc. (the "Company") effective January 24, 1997.

               2.   Purpose of Plan and Effective Date

                    The purpose of the Plan is to establish the terms and conditions under which the Company will pay Senior Vice President bonuses for the calendar year beginning January 1, 1997 and ending December 31, 1997.

                    Unless the Board of Directors specifically provides otherwise, all Senior Vice President bonuses will be awarded solely in accordance with this Plan.

               3.   Eligibility

                    Eligibility is limited to the Senior Vice President of the Company.

                    Eligible Senior Vice Presidents must be in active pay status for an entire quarter to be paid profit sharing for that quarter. The Senior Vice President must also be in active pay status when profit sharing checks are distributed in order to receive that quarter's profit sharing payout.

                    In the event that a Senior Vice President is with the Company for less than one year, a pro-rated bonus will be calculated based on number of months employed. No annual bonus will be paid if a Senior Vice President joins the Company after October 1, 1997. Senior Vice Presidents must be actively employed on the last day of the year to be eligible for any annual bonus amount.



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               4.   Plan Components

                    (a)  Profit Sharing

                    The first component of the bonus plan shall be the payment of the profit sharing, paid quarterly. The percentage to be paid (multiplied by the Senior Vice President's quarterly salary) shall be at the same rate as calculated for other employees in accordance with the currently approved In Focus Systems Profit Sharing Program. The payment to be made to the Vice Presidents shall not reduce the amount to be paid to other employees, i.e., shall not come from the profit-sharing pool calculated for other employees.

                    (b)  Annual Bonus

                    The second component of the bonus plan shall be an annual bonus paid at year end based on: 1) the Company's 1997 financial performance (Profit Before Tax), and 2) the performance of the Senior Vice President against his individual goals/objectives. This payout shall be calculated as follows:

                         - The targeted bonus shall be 35 percent and shall be calculated using the following formula:

                                        Bonus = (.75P + .25G) (35%)

                              where:

                              --   P = Corporate PBT performance (vs. Operating
                                   Plan) calculated by dividing actual 1997
                                   Profit Before Tax (PBT) plus income/loss from joint venture activity by Operating Plan PBT plus planned income/loss from joint venture activity.

                              -- G = Individual performance (vs. 1997 goals) determined by the CEO, by comparing the individual Senior Vice President's performance against his major 1997 goals.

                         -    Other limitations/constraints regarding
                              calculation of the bonus are as follows:

                              -- Profit Component of Bonus = 0 if P is less than .75
                              -- Individual Goals Component of Bonus = 0 if G is less than .75
                              --   Maximum bonus component for individual
                                   performance = 130%.

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                              --   Maximum bonus component for PBT component =
                                   200%.
                              --   If Profit is less than 75% of Plan but
                                   greater than 49.99% of Plan, the Executive shall receive a reduced bonus amount based on what the Individual Performance component would have otherwise been. The reduced amount shall be calculated by multiplying the Individual Performance component by the percentage of Profit actually achieved.
                              -- If Profit is less than 50%, no payouts will be made from either component.

               5.   Payment of Senior Vice President Bonus

                    Payment of the Senior Vice President Bonus Plan will be based on audited year-end results, and will be distributed within 30 days after the audit has been completed.

               6.   Discretion of the Board of Directors

                    Nothing in this Plan shall prohibit the Board of Directors from awarding a bonus to one or more Senior Vice Presidents in addition to the Senior Vice President Bonus awarded pursuant to this Plan.

                    The Board of Directors reserves the right to modify, change or rescind this policy at any time at its sole discretion as is required to meet the Company's objectives.

                    Any annual bonus greater than $100,000 will require approval of the Corporate Compensation Committee.